UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 15, 2015

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QUALSTAR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

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California (State or other Jurisdiction of Incorporation or Organization)	000-30083 (Commission File Number)	95-3927330 (I.R.S. Employer Identification No.)

31248 Oak Crest Drive, Suite 120

Westlake Village, California 91361

(Address of principal executive offices) (Zip Code)

(805) 583-7744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b)

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 15, 2015 (the “2015 Annual Meeting”), the shareholders of Qualstar Corporation (“Qualstar” or the “Company”) voted on the following matters, which are described in detail in Qualstar’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 10, 2015: (i) to elect five members of the Qualstar Board of Directors (the “Board”), each to serve a one-year term until the 2016 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified (“Proposal 1”); (ii) to approve, by advisory vote, the compensation paid to the Company’s named executive officers for the fiscal year ended June 30, 2014 (“Proposal 2”); and (iii) to approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit Qualstar’s financial statements for the fiscal year ending June 30, 2015 (“Proposal 3”).

At the 2015 Annual Meeting, the holders of 11,130,202 common shares of Qualstar (or approximately 90.83% of the issued and outstanding shares) were represented in person or by proxy constituting a quorum.

The Qualstar Board had nominated Steven N. Bronson, David J. Wolenski, Sean M. Leder, Dale E. Wallis and Nick Yarymovych for election as directors.

On May 15, 2015, the independent inspector of elections for the 2015 Annual Meeting, James J. Raitt, of American Election Services, LLC (the “Inspector”) delivered his certified results, which reported that shareholders had voted to (i) elect the Board’s five nominees to the Qualstar Board; (ii) to approve, by advisory vote, the compensation paid to the Company’s named executive officers for the fiscal year ended June 30, 2014; and (iii) approve the appointment of SingerLewak LLP as the independent registered public accounting firm to audit Qualstar’s financial statements for the fiscal year ending June 30, 2015.

Proxies were solicited on behalf of the Board of Directors of the Company and a vote by ballot was taken for the election of five (5) directors, to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified as follows. The proxies and ballots were delivered to and tabulated by the Inspector, and the results of the tabulation were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steven N. Bronson	7,784,310	1,709,537	1,636,355
David J. Wolenski	7,719,143	1,774,704	1,636,355
Sean M. Leder	7,785,310	1,708,537	1,636,355
Dale E. Wallis	7,719,143	1,774,704	1,636,355
Nicholas A. Yarymovych	7,785,310	1,708,537	1,636,355

Proxies were solicited on behalf of the Board of Directors of the Company and vote by ballot was taken for, against or abstaining from with respect to the proposal for the approval of the non-binding Advisory Vote on Executive Compensation. The proxies and ballots were delivered to and tabulated by the Inspector, and the results of the tabulation were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
7,382,129	359,210	1,752,508	1,636,355

Proxies were solicited on behalf of the Board of Directors of the Company and a vote by ballot was taken for and against or abstaining from the ratification of the appointment of SingerLewak LLP as Qualstar’s independent registered public accounting firm for the fiscal year ending June 30, 2015. The proxies and ballots were delivered to and tabulated by the Inspector, and the results of the tabulation were as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,374,205	168,233	1,587,764	(0)

Brokers did not have discretionary voting authority at the 2015 Annual Meeting on Proposals 1 or 2 and, as a result, there were 1,636,355 broker non-votes on each of Proposals 1 and 2.

On May 20, 2015, Qualstar issued a press release announcing the results of its 2015 Annual Meeting held on May 15, 2015, a copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

During a meeting of the Qualstar Board of Directors (the “Board”), held on May 15, 2015, the Board promoted Daniel K. Jan to the position of President of the Company after having served as Executive Vice President since April 2014. In connection with the appointment of Mr. Jan, Steven N. Bronson stepped down as President and shall remain the Chief Executive Officer of the Company.

On May 19, 2015, Qualstar issued a press release announcing the promotion of Mr. Jan to serve as Qualstar’s President, a copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description

99.1	Press release issued by Qualstar Corporation on May 20, 2015 announcing the results of its 2015 Annual Meeting.

99.2	Press release issued by Qualstar Corporation on May 19, 2015 announcing the promotion of Daniel K. Jan to President of Qualstar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALSTAR CORPORATION

Dated: May 19, 2015	By:	/s/ Steven N. Bronson
Name: Steven N. Bronson
Title: Chief Executive Officer